UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020 (April 22, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 18, 2020, Front Yard Residential Corporation (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) in connection with the proposed acquisition of Front Yard Residential Corporation (the “Company” or “Front Yard”) by affiliates of Amherst Residential, LLC (“Amherst”) pursuant to an Agreement and Plan of Merger, dated as of February 17, 2020 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, BAF Holdings, LLC (“Parent”) and BAF Sub, LLC, a wholly owned subsidiary of Parent (“Merger Sub”). On March 11, 2020, the Company filed with the SEC its preliminary proxy statement on Schedule 14A and on March 23, 2020, the Company filed with the SEC its definitive proxy statement on Schedule 14A relating to the special meeting of stockholders of the Company scheduled to be held on April 27, 2020 (the “Definitive Proxy Statement”) to, among other things, vote on a proposal to approve the merger of the Company with and into Merger Sub (the “Merger”) with Merger Sub surviving the Merger as a wholly-owned subsidiary of Parent.

Since the initial filing of the preliminary proxy statement on Schedule 14A, four actions (collectively, the “Front Yard Stockholder Actions”) have been filed in federal courts in Delaware, New York and Georgia by purported Front Yard stockholders in connection with the transactions contemplated by the Merger Agreement: Wang v. Front Yard Residential Corporation, Case No. 1:20-cv-00356 (D. Del. Mar. 12, 2020); Rosenblatt v. Front Yard Residential Corporation, et al., Case No. 1:20-cv-00386 (D. Del. Mar. 18, 2020) (the “Rosenblatt Action”); Braunstein v. Front Yard Residential Corporation, et al., Case No. 1:20-cv-02523 (S.D.N.Y. Mar. 24, 2020); and Olson v. Front Yard Residential Corporation, et al., Case No. 1:20-cv-01600-SCJ (N.D. Ga. Apr. 14, 2020). Each of the Front Yard Stockholder Actions names Front Yard and its directors as defendants, and the Rosenblatt Action names Parent and Merger Sub as additional defendants. Each of the Front Yard Stockholder Actions alleges, among other things, that the Definitive Proxy Statement on Schedule 14A is false and misleading and/or omits material information concerning the transactions contemplated by the Merger Agreement in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated under the Exchange Act. The plaintiffs in the Front Yard Stockholder Actions, among other things, seek to enjoin the transactions contemplated by the Merger Agreement and an award of attorneys’ fees and expenses.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement. The Company denies the allegations in the complaints related to the Front Yard Stockholder Actions and denies any alleged violations of law or any legal or equitable duty. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures solely for the purpose of mooting the allegations in the complaints related to the Front Yard Stockholder Actions.

The section of the Definitive Proxy Statement entitled “THE MERGER—Background of the Merger” is amended and supplemented as follows:

The disclosure on page 29 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence immediately following the first sentence of the second full paragraph on such page:

“Each of the counterparties agreed in the confidentiality agreement to a customary standstill provision, which ceased to apply upon Front Yard’s entry into the merger agreement with Amherst.”

The section of the Definitive Proxy Statement entitled “THE MERGER—Opinion of Deutsche Bank Securities Inc.” is amended and supplemented as follows:

The disclosure on pages 45-46 of the Definitive Proxy Statement is amended and supplemented by deleting the following bulleted language following the first full paragraph beginning on such pages:

•	“Single-family rentals

•	American Homes 4 Rent

•	Invitation Homes Inc.

•	Small-cap apartments

•	Bluerock Residential Growth REIT, Inc.

•	Independence Realty Trust, Inc.

•	Investors Real Estate Trust

•	NexPoint Residential Trust, Inc.

•	Preferred Apartment Communities, Inc.

•	Large-cap apartments

•	Apartment Investment and Management Company

•	AvalonBay Communities, Inc.

•	Camden Property Trust

•	Equity Residential

•	Essex Property Trust, Inc.

•	Mid-America Apartment Communities, Inc.

•	UDR, Inc.”

The disclosure on page 46 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence and new table immediately following the second sentence of the first full paragraph on such page:

“The companies reviewed and analysis indicated the following, with multiples based on FactSet median 2020E estimates:”

Company	Price / Core FFO (2020E)	Price / AFFO (2020E)
Single family rentals
American Homes 4 Rent	24.5x	27.7x
Invitation Homes Inc.	24.3x	29.3x
Small cap apartments
Bluerock Residential Growth REIT, Inc.	13.6x	N/A
Independence Realty Trust, Inc.	20.0x	22.5x
Investors Real Estate Trust	21.2x	25.8x
NexPoint Residential Trust, Inc.	23.2x	N/M
Preferred Apartment Communities, Inc.	8.4x	11.7x
Large cap apartments
Apartment Investment and Management Company	20.5x	22.8x
AvalonBay Communities, Inc.	23.2x	24.9x
Camden Property Trust	21.9x	25.6x
Equity Residential	23.8x	26.8x
Essex Property Trust, Inc.	23.1x	25.5x
Mid-America Apartment Communities, Inc.	22.3x	24.7x
UDR, Inc.	22.9x	24.9x

The disclosure on page 46 of the Definitive Proxy Statement is amended and supplemented by adding the following new table at the end of the third full paragraph on such page:

Selected Company Comparables Valuation Multiples
Company Comparable	Mean	Median
Single family rentals	24.4x	24.4x
Small cap apartments	17.3x	20.0x
Large cap apartments	22.5x	22.9x

The disclosure on page 46 of the Definitive Proxy Statement is amended and supplemented by adding the following new table at the end of the fourth full paragraph on such page:

Selected Company Comparables Valuation Multiples
Company Comparable	Mean	Median
Single family rentals	28.5x	28.5x
Small cap apartments	20.0x	22.5x
Large cap apartments	25.0x	24.9x

The disclosure on page 47 of the Definitive Proxy Statement is amended and supplemented by adding the following to the fourth paragraph on such page:

•

adding the two sentences “In its analysis, Deutsche Bank derived and compared, among other things, the mean and median values of multiples for the ratio of price to Core FFO per share and AFFO per share. To calculate the comparative data for the selected transactions, Deutsche Bank used publicly available information from public filings, FactSet Median Consensus, S&P Global market Intelligence and equity research.” after the first sentence of such paragraph;

•

deleting the phrase “were as follows” immediately following the phrase “The transactions reviewed”, and adding the phrase “and analysis indicated the following” immediately following the phrase “The transactions reviewed” of such paragraph;

The disclosure on page 47 of the Definitive Proxy Statement is amended and supplemented by deleting the table at the end of the fourth paragraph and adding the following new table at the end of the fourth paragraph on such page:

Month and Year Announced	Target/Acquiror	Price / Core FFO (NTM)	Price / AFFO (NTM)
June 2013	Colonial Properties Trust/Mid-America Apartment	18x	22x
Dec. 2013	BRE Properties/Essex Property Trust	21x	25x
June 2015	Home Properties/Lone Star Funds	16x	18x
Dec. 2015	American Residential Properties/American Homes 4 Rent	19x	23x
Oct. 2015	Campus Crest Comm./Harrison Street	12x	14x
Aug. 2016	Post Properties/Mid-America Apartment	22x	25x
Feb. 2017	Silver Bay Realty Trust/Tricon Capital Group	24x	N/A
July 2017	Monogram Residential Trust/Greystar, APG and Ivanhoe Cambridge	30x	N/A
Oct. 2017	Starwood Waypoint Homes/Invitation Homes	17x	21x
June 2018	Education Realty Trust/ Greystar /Blackstone	22x	23x
Aug. 2019	Reven Housing REIT/KBS Strategic Opportunity REIT	N/A	N/A

The disclosure on page 48 of the Definitive Proxy Statement is amended and supplemented by deleting the following sentences in the first paragraph on such page:

“In its analysis, Deutsche Bank derived and compared, among other things, the mean and median values of multiples for the ratio of price to Core FFO per share and AFFO per share. To calculate the comparative data for the selected transactions, Deutsche Bank used publicly available information from public filings, FactSet Median Consensus, S&P Global Market Intelligence, equity research and filings and disclosures made by Front Yard.”

The disclosure on page 49 of the Definitive Proxy Statement is amended and supplemented by:

•	in the second full paragraph, adding “equity” following the phrase “that involved publicly traded” and before the phrase “REITs.” in such paragraph;

•	in the fourth full paragraph, adding “of the” following the phrase “With respect to each” and before the phrase “selected premium” in such paragraph; and

•

in the fourth full paragraph, adding the letter “s” to make the word “transaction” plural following the phrase “selected premium” and before the phrase “Deutsche Bank calculated the premium” in such paragraph.

The disclosure on page 49 of the Definitive Proxy Statement is amended and supplemented by adding the following new sentence and new table immediately following the first sentence of the fourth paragraph on such page:

“The analysis was as follows:”

Summary of 45 Publicly-Traded Equity REIT Transactions Between 2014 and 2019
Key Statistics	Premium to unaffected share price
25th Percentile	10%
Median	16%
75th Percentile	21%

The disclosure on page 49 of the Definitive Proxy Statement is amended and supplemented by adding the following to the seventh paragraph on such page:

•

deleting the phrase “as per Front Yard projections” immediately following the phrase “Core FFO per share for each year” and adding the phrase “based on a review of the long-term trading performance of trading comparables noted above in “—Analysis of Publicly Traded Companies” and taking into account the current implied multiple of Front Yard’s stock price to management’s projected Core FFO for 2020.” immediately following the phrase “Core FFO per share for each year” of such paragraph.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation

April 22, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer